CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-130047) and Post-Effective Amendment No. 1 to Registration Statement 333-130047 (No. 333-130047-99) and in the Registration Statement on Form S-8 (No. 333-185428) of Trane Technologies plc of our report dated June 13, 2022, relating to the financial statements of Trane Technologies Employee Savings Plan as of and for the years ended December 31, 2021 and 2020, which appears in this Form 11-K.

/s/ Cherry Bekaert LLP
Charlotte, North Carolina
June 13, 2022